OncoSec Closes $7.1 Million Registered Direct Offering Priced At-the-Market and Announces $1.1 Million Registered Direct Offering Priced Above Market

SAN DIEGO, October 25, 2017 OncoSec Medical Incorporated (“OncoSec”) (NASDAQ: ONCS), a company developing DNA-based intratumoral cancer immunotherapies, announced that it has closed the previously announced registered direct offering of 5,270,934 shares of its common stock, at a purchase price per share of $1.34375. Additionally, OncoSec has also issued to the investors unregistered warrants to purchase up to an aggregate of 3,953,200 shares of common stock at an exercise price of $1.25 per share for a term of 5.5 years. The warrants are immediately exercisable. The offering closed on October 25, 2017.

The gross proceeds of the offering were approximately $7.1 million. Net proceeds, after deducting the placement agent’s fee and other estimated offering expenses payable by OncoSec, were approximately $6.2 million. OncoSec intends to use the net proceeds from this offering for working capital and general corporate purposes, including primarily for the PISCES/KEYNOTE-695 study, and for other clinical, research and development activities.

H.C. Wainwright & Co., LLC, acted as the exclusive placement agent in connection with this offering.

“We are pleased with the support from these dedicated investors as we continue to advance our immuno-oncology programs to address a significant unmet medical need in cancer,” said Punit Dhillon, President and CEO of OncoSec. “We believe this strategic financing provides the cash runway necessary to achieve our anticipated milestones, including the advancement of our global, open label, registration-directed trial, PISCES/KEYNOTE-695, while strengthening our balance sheet.”

The shares of common stock (but not the warrants or the shares of common stock underlying the warrants) were offered by OncoSec pursuant to a “shelf” registration statement on Form S-3 that was filed and declared effective by the Securities and Exchange Commission (“SEC”) and the base prospectus contained therein (File No. 333-213036). The offering of the shares of common stock was made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

$1.1 Million Registered Direct Offering Priced Above Market

OncoSec also announced today that it has entered into a definitive purchase agreement with an accredited institutional investor (the “Second Offering”) to purchase 800,000 shares of its common stock, at a purchase price of $1.34375 per share and associated warrant in a registered direct offering priced above market. OncoSec has agreed to issue to the investor a warrant to purchase up to an aggregate of 600,000 shares of common stock at an exercise price of $1.25 per share for a term of 5.5 years. The warrant is not exercisable for six months following the date of issuance. The Second Offering is expected to close on or about October 27, 2017, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the Second Offering.

The gross proceeds of the Second Offering are expected to be approximately $1.1 million. Net proceeds, after deducting the placement agent’s fee and other estimated offering expenses payable by OncoSec, are expected to be approximately $960,000. OncoSec intends to use the net proceeds from this offering for working capital and general corporate purposes, including primarily for the PISCES/KEYNOTE-695 study, and for other clinical, research and development activities.

The Second Offering securities are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 that was filed and declared effective by the SEC and the base prospectus contained therein (File No. 333-213036). The offering of the Second Offering securities will be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement.

A prospectus supplement and accompanying base prospectus relating to the Second Offering securities being offered will be filed with the SEC. Copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 4th Floor, New York, NY 10022, by phone at 646-975-6996 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About OncoSec Medical Incorporated

OncoSec is a biotechnology company focused on designing, developing and commercializing innovative therapies and proprietary medical approaches to stimulate and guide an anti-tumor immune response for the treatment of cancer. OncoSec’s core platform technology, ImmunoPulse®, is designed to deliver DNA-encoded drugs directly into a solid tumor and promote an inflammatory response against cancer. OncoSec’s lead product candidate, ImmunoPulse® IL-12, uses OncoSec’s electroporation device to deliver a DNA-encoded interleukin-12 (“IL-12”), called tavokinogene telseplasmid, with the aim of reversing the immunosuppressive microenvironment in the tumor and engendering a systemic anti-tumor response against untreated tumors in other parts of the body. OncoSec’s current focus is to pursue its registration-directed study of ImmunoPulse® IL-12 in combination with an approved therapy for melanoma in patients who have shown resistance to or relapse from certain other cancer therapies. In addition, OncoSec is developing other product candidates that, like IL-12, can be encoded into DNA, delivered intratumorally using electroporation and used to reverse the immunosuppressive mechanisms of a tumor. For more information, please visit www.oncosec.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “can,” “may,” “will,” “suggest,” “look forward to,” “potential,” “understand,” and similar references to future periods.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause OncoSec’s results to differ materially and adversely from the statements contained herein. Potential risks and uncertainties that could cause actual results to differ from those predicted include, among others, the following: risks associated with market conditions; the satisfaction of customary closing conditions related to the offering; uncertainties inherent in pre-clinical studies and clinical trials, such as the ability to enroll patients in clinical trials and the risk of adverse events; the financings may be insufficient to achieve the upcoming milestones; unexpected new data, safety and technical issues; OncoSec’s ability to raise additional funding necessary to fund continued operations; and the other factors discussed in OncoSec’s filings with the SEC.

Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. OncoSec disclaims any obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

CONTACT:

Investor Relations
OncoSec Medical Incorporated
855-662-6732
investors@oncosec.com

Media Relations
OncoSec Medical Incorporated
855-662-6732
media@oncosec.com